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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference of our reports dated August 15, 1995, with respect to the financial statements and schedule of Cisco Systems, Inc. for the years ended July 30, 1995, included in the Annual Report (Form 10-K) for 1995, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 214,615 shares of its common stock and 214,615 options to purchase shares of its commons stock


                          /s/ Coopers & Lybrand L.L.P.

San Jose, California
October 17, 1996